Exhibit 32.1

Certifications Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to Section 906 of the Sarbanes – Oxley Act of 2002

I, Michael C. Ray, the Chief Executive Officer of Vera Bradley, Inc., certify that (i) the annual report on Form 10-K for the fiscal year ended January 29, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vera Bradley, Inc. as of the dates and for the periods set forth therein.

/s/ Michael C. Ray
Michael C. Ray
Chief Executive Officer

March 27, 2012
Date

I, Jeffrey A. Blade, the Executive Vice-President – Chief Financial and Administrative Officer of Vera Bradley, Inc., certify that (i) the annual report on Form 10-K for the fiscal year ended January 29, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vera Bradley, Inc. as of the dates and for the periods set forth therein.

/s/ Jeffrey A. Blade
Jeffrey A. Blade
Executive Vice-President – Chief Financial and Administrative Officer

March 27, 2012
Date